Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-90890 of Allied Healthcare International Inc. on Form S-3 and Registration Statement No. 333-49387 of Allied Healthcare International Inc. on Form S-8 of our report dated December 10, 2003 (April 8, 2004 as to Note 16), appearing in this Annual Report on Form 10-K/A of Allied Healthcare International Inc. for the year ended September 30, 2003.

/s/ Deloitte & Touche LLP

Jericho, New York
May 13, 2004